EXHIBIT 99.1

                                                      Forward-Looking Statements

The information in this Form 8-K contains "forward-looking" statements.  Actual results or outcomes may differ materially from those expressed or implied.  As time passes, the relevance and accuracy of forward-looking statements contained in this release may change.  The Company currently does not intend to update any particular forward-looking statement except, as it deems necessary at quarterly or annual release of earnings.  Please refer to the Form 10-Q filed by Ball Corporation on
November 14, 2002, for a summary of key risk factors that could affect actual results or outcomes.  Factors that might affect the Packaging segments or business of the Company are:  fluctuation in consumer and customer demand; competitive packaging material availability, pricing and substitution; the weather; fruit, vegetable and fishing yields; company and industry productive capacity and competitive activity; lack of productivity improvement or production cost reductions; regulatory action or laws, the German mandatory deposit or other restrictive packaging legislation, such as recycling laws; availability and cost of raw materials, energy and transportation; the ability or inability to pass on to customers changes in these costs, particularly resin, steel and aluminum; pricing and ability or inability to sell scrap; and international business risks
(including foreign exchange rates) particularly in the United States, Europe and in developing countries such as China and Brazil.
Factors that may affect the Aerospace segment or business are:  funding, authorization and availability of government contracts and the nature and continuation of those contracts; and technical uncertainty associated with Aerospace segment contracts.
Factors that could affect the Company as a whole include those listed plus:  successful and unsuccessful acquisitions, joint ventures or divestitures and the integration activities associated therewith including the integration and operation of the business of Schmalbach-Lubeca AG, now known as Ball Packaging Europe; the inability to purchase the Company's common stock;
regulatory action or laws including those related to corporate governance and financial reporting, regulations and standards, business consolidation investment costs and the net realizable value of assets associated with the Company's activities; goodwill impairment; changes in generally accepted accounting principles or their interpretation; litigation; antitrust, intellectual property, consumer and other issues; strikes; boycotts; increases in various employee benefits and labor costs, specifically pension, medical and health care costs incurred in the countries in which Ball has operations; rates of return projected and earned on assets of the company's defined benefit retirement plans; interest rates and level of company debt; terrorist activities, war or catastrophic events; and U.S. and foreign economic conditions.